UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Purchase and Sale Agreement for the 1800 West Loop Building
On November 20, 2012, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, entered into a purchase and sale agreement to purchase an office building containing 400,101 rentable square feet located on approximately 1.9 acres of land in Houston, Texas (the “1800 West Loop Building”).  On November 5, 2012, the Company's external advisor, KBS Capital Advisors LLC (the “Advisor”), entered into a purchase and sale agreement with 1800 West Loop Houston LTD (the “Seller”) to purchase the 1800 West Loop Building. The Seller is not affiliated with the Company or the Advisor. On November 20, 2012, the Advisor assigned this purchase agreement to the Company for $3.4 million, which is the amount of the deposit paid by the Advisor under the purchase and sale agreement. Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions.
The purchase price of the 1800 West Loop Building is approximately $68.5 million plus closing costs.  The Company intends to fund the purchase of the 1800 West Loop Building with proceeds from its initial public offering, but may later place mortgage debt on this property.
The 1800 West Loop Building was built in 1982, renovated in 2005, and is currently 88% leased to 40 tenants.  The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (excluding rental abatements), for the tenants of the 1800 West Loop Building is approximately $6.7 million. The current weighted-average remaining lease term for the tenants is approximately 4.5 years and the current weighted-average annual rental rate over the remaining lease term is $24.96 per square foot.  Included in the occupancy information is a tenant lease encompassing 41,630 rentable square feet, which expires on December 5, 2012, and a tenant lease encompassing 6,819 rentable square feet, which expires on December 31, 2012. These tenants have notified the Seller that they will not renew their leases.  Excluding these two leases, the 1800 West Loop Building is currently 76% leased to 38 tenants.
There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $3.4 million of earnest money.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before February 7, 2013, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: November 27, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer